UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 17, 2017

Gaming Partners International Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3945 W Cheyenne, Suite 208, North Las Vegas, Nevada	89032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)       The 2017 annual meeting of the stockholders of Gaming Partners International Corporation (the “Company”) was held on May 17, 2017.

(b)        Items of business set forth in the Company’s proxy statement dated March 31, 2017 that were voted on and approved are as follows:

(1)	Election of the following seven directors for terms expiring in 2018:

	Votes
Nominee	For	Withheld	Broker Non-Vote

Martin A. Berkowitz	5,000,260	949,517	540,988
Eric P. Endy	5,636,663	313,114	540,988
Gregory S. Gronau	5,637,963	311,814	540,988
Charles R. Henry	5,870,965	78,812	540,988
Robert J. Kelly	5,871,065	78,712	540,988
Jean-Francois Lendais	5,583,740	366,037	540,988
Alain Thieffry	5,580,198	369,579	540,988

(2)	Ratification of the appointment of Moss Adams LLP, as the Company’s Independent Registered Public Accounting Firm for 2017:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
6,487,575	1,539	1,651	—

(3)	Advisory Vote to Approve Named Executive Officer Compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
5,936,858	7,637	5,282	540,988

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: May 19, 2017
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau President and Chief Executive Officer